November 29, 2006

Dear FHLBank Member:

FHLBank Topeka is pleased to announce the results of the 2006 board of directors’ election. In Kansas, Bruce A. Schriefer, president and CEO of Bankers’ Bank of Kansas, NA, Wichita, Kan., won 53 percent of the vote. In Oklahoma, James R. Hamby, president and CEO of Vision Bank, NA, Ada, Okla., won 53 percent of the vote. Below is a detailed tally of the election results. The two will each serve three-year terms beginning Jan. 1, 2007. There were no open positions for the state of Nebraska and, therefore, no election.

Mr. Schriefer joined Bankers’ Bank of Kansas in 1996. He is past director of the Kansas Bankers Association, past chairman of Bankers’ Bank Council and past director of Independent Community Bankers’ Association. He currently serves on committees for the Kansas Bankers Association and Community Bankers Association. He also is a member of the American Bankers Association Government Relations Council and the Federal Reserve Bank of Kansas City Customer Advisory Committee.

Mr. Hamby has been with Vision Bank since 1983. He is a past board member of the Oklahoma Bankers Association where he currently serves on the Government Relations Committee. He is a past member of the American Bankers Association Community Bankers Council and a current member of the ABA FHLBank Committee. He also served on the FHLBank Topeka board of directors previously.

Questions about the election results can be directed to Patrick C. Doran, senior vice president and general counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2006 Federal Home Loan Bank of Topeka Board of Directors Election Results

COLORADO
(Default Election – Unopposed)
Elected - Steven D. Hogan, President of Centennial Bank of the West, Fort Collins, Colo.
Term Expires: 12/31/2009

KANSAS
(Total Voting Shares Cast – 1,052,843, Number of Voting Members – 226)
Elected - Bruce A. Schriefer, President/CEO, Bankers’ Bank of Kansas, NA, Wichita, Kan.
Total shares — 561,652 or 53%
Term Expires — 12/31/2009

John B. Dicus, President/CEO, Capitol Federal Savings Bank, Topeka, Kan.
Total Shares – 368,272 or 35%

Robert M. Wiley, Chairman/President/CEO, Bank of the Prairie, Olathe, Kan.
Total Shares – 122,919 or 12%

OKLAHOMA
(Total Voting Shares Cast – 633,479, Number of Voting Members – 158)
Elected - James R. Hamby, President/CEO, Vision Bank, NA, Ada, Okla.
Total shares — 339,078 or 53%
Term Expires — 12/31/2009

James E. Talkington, Vice Chairman, NBC, Oklahoma City, Okla.
Total Shares – 264,313 or 42%

David W. Durrett, Vice Chairman, Valliance Bank, NA, Oklahoma City, Okla.
Total Shares – 30,088 or 5%